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                                                      EXHIBIT 4.26

                            WAIVER AGREEMENT

              WAIVER AGREEMENT dated as of February 27, 1997, between JBI, INC., a Massachusetts corporation (the "Borrower"); J. BAKER, INC., a Massachusetts corporation ("Baker"), each of the banks that is a signatory hereto (individually a "Bank" and, collectively, the "Banks"); and FLEET NATIONAL BANK, a national banking association, as agent for the Banks party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

              Reference is made to the Revolving Credit and Loan Agreement dated as of February 1, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Borrower, Baker, the Banks and the Agent. Baker has advised the Banks that Baker desires to:

              (a) sell its divisional business known as Shoe Corporation of America ("SCOA") to SC Acquisition Corp. (the "SCOA Sale"), all as more particularly described in the draft Asset Purchase Agreement among the Borrower and SC Acquisition Corp. (a copy of which has been provided to the Agent and each of the Banks; the "SCOA Sale Agreement");

              (b) sell its divisional business known as Parade of Shoes ("Parade") to Payless ShoeSource, Inc. (the "Parade Sale"), all as more particularly described in the Purchase and Sale Agreement, dated as of January 13, 1997 (a copy of which has been provided to the Agent and each of the Banks; the "Parade Sale Agreement"); and

              (c) amend its Senior Subordinated Note Agreement (the "Note Agreement"), dated as of May 1, 1989 between the Borrower, Baker and Massachusetts Mutual Life Insurance Company and Mass Mutual Participation Investors ("MassMutual"), under which MassMutual holds an outstanding principal amount of $4,500,000 of the Borrower's Senior Subordinated Notes (the "Subordinated Notes") all as more particularly described in the consent letter dated February 24, 1997, issued by the Borrower and Baker and accepted by MassMutual (a copy of which has been provided to the Agent and each of the Banks; the "MassMutual Consent Letter").

              Baker has further advised the Banks that as a result of the SCOA Sale and the Parade Sale, and the repositioning of its licensed discount shoe division, Baker will suffer a one-time, after-tax restructuring charge to earnings of $118,000,000 to be recorded by Baker in the fourth quarter of fiscal year ending on the last Saturday in January 1997 (the "Restructuring Charge").

              To that end, Baker and the Borrower have requested that:

              (i) the Majority Banks waive certain provisions of the Credit Agreement solely


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     to the extent required to permit the SCOA Sale and the Parade Sale;

              (ii) the Majority Banks consent to the Borrower and Baker's exclusion of the Restructuring Charge in their calculations of all financial covenants contained in the Credit Agreement under Sections
     10.01.1 through 10.01.10;

              (iii) the Majority Banks waive compliance with Section 10.06 to the extent necessary to (a) increase the applicable interest rate payable under the Note Agreement and (b) amend the interest payment periods under the Note Agreement, each as contemplated under the MassMutual Consent Letter;

              (iv) the Majority  Banks  consent to the  Subsidiaries  delivering
     guarantees  to  MassMutual   in  connection   with  Baker  and   Borrower's
     obligations under the Note Agreement; and

              (v) in connection with the SCOA Sale, the Agent release the Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of June 21, 1996, from the Borrower to the Agent (the "Mortgage") held on the property located at 2035 Innis Road, Columbus, Ohio (the "Columbus Property").

              Accordingly the parties hereto agree as follows:

              1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

              2. Waivers. Effective as of the Effective Date (as defined in Section 5 hereof) and subject to the terms and conditions hereof, and in reliance on the representations and warranties set forth herein, the Majority Banks hereby:

              (a) waive compliance by the Borrower and Baker with the provisions of Sections 10.01.8 and 10.07 of the Credit Agreement solely to the extent required to permit the consummation of the SCOA Sale in accordance with the terms of the SCOA Sale Agreement and to permit the release of the Mortgage in connection with the SCOA Sale; provided that the foregoing waiver of compliance with Sections 10.01.8 and 10.07 contained in this clause (a) shall only be effective if the SCOA Sale is consummated on or before March 17, 1997 and Baker shall have complied with the covenants set forth in clause (a) of Section 4 hereof and no Default or Event of Default shall have occurred and be continuing;

              (b) waive compliance by the Borrower and Baker with the provisions of Sections, 10.01.8 and 10.07 of the Credit Agreement solely to the extent required to permit the consummation of the Parade Sale in accordance with the terms of the Parade Sale Agreement; provided that the foregoing waiver of compliance with Sections 10.01.8 and 10.07 contained in this clause (b) shall only be effective if the Parade Sale occurs on or before March 17, 1997, and Baker shall have complied with the covenants set forth in clause
     (b) of Section 4 hereof and no Default or Event


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     of Default shall have occurred and be continuing; and

              (c) consent to Borrower and Baker's exclusion of the Restructuring Charge in their calculations of all financial covenants contained in the Credit Agreement under Sections 10.01.1 through 10.01.10; provided that the foregoing consent contained in this clause (c) shall only be effective if the SCOA Sale is consummated on or before March 17, 1997 and Baker shall have complied with the covenants set forth in clause (a) of Section 4 hereof and no Default or Event of Default shall have occurred and be continuing;

              (d) waive compliance by the Borrower and Baker with the provisions of Section 10.06 of the Credit Agreement solely to the extent required to permit the transactions contemplated by the MassMutual Consent Letter upon the terms and conditions and under the circumstances described in clause
     (c) of the recitals hereto; provided that the foregoing waiver of compliance with Section 10.06 shall only be effective if (i) the SCOA Sale has closed and the Net Proceeds of the SCOA Sale have been paid to the Banks, (ii) Borrower and Baker have permanently reduced the Aggregate Commitment Amount in an amount equal to the greater of (x) the Net Proceeds of the SCOA Sale and (y) $40,000,000, and (iii) no Default or Event of Default shall have occurred and be continuing prior to or after giving effect to any proposed transaction under the MassMutual Consent Letter.

              3. Representations and Warranties. By its signature hereto, each of the Borrower and Baker represents and warrants to the Banks and the Agent that, as of the date hereof and after giving effect to the SCOA Sale, the Parade Sale and the MassMutual Consent Letter and the waivers contemplated by Section 2 hereof:

                      (a)      no Default has occurred and is continuing;

                      (b)  the  representations  and  warranties  set  forth  in
              Article VIII of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article VIII to "this Agreement" included reference to this Agreement (provided that the representation and warranty set forth herein shall not be deemed to be inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section 8.04 or 8.05 of the Credit Agreement), N, O, P, Q and R to the Credit Agreement to remain true); and

                      (c) the  Parade  Sale,  the SCOA  Sale and the  MassMutual
              Consent Letter do not require any consent or waiver (other than the waivers contemplated by Section 2 hereof) under any agreement, instrument or other document (including without limitation the Convertible Subordinated Notes and the Subordinated Convertible Debentures).

     The foregoing shall be deemed to be representations and warranties made in an operative Document for purposes of section 11.01(d) of the Credit Agreement:

              4.      Covenants.

                      (a) Simultaneously with receipt thereof, Baker shall cause to be paid to the Banks an amount equal to the Net Proceeds of the SCOA Sale for application to the Borrower's Obligations under the Credit Agreement, and the Aggregate Commitment Amount shall automatically and permanently be reduced by an amount equal to the greater of (x) the Net Proceeds of the SCOA Sale and (y) $40,000,000, provided, however, that such reduction in the Aggregate Commitment Amount under the Credit Agreement (the "SCOA Reduction") shall be in addition to (and not in satisfaction of) any required reductions in the Aggregate Commitment Amount pursuant to the terms of the Credit Agreement (including the Parade Reduction (as defined below)); and

                      (b) Simultaneously with receipt thereof, Baker shall cause to be paid to the Banks an amount equal to the Net Proceeds of the Parade Sale for application to the Borrower's Obligations under the Credit Agreement, and the Aggregate Commitment Amount shall automatically and permanently be reduced by an amount equal to the greater of (x) the Net Proceeds of the Parade Sale and (y) $20,000,000, provided, however, that such reduction in the Aggregate Commitment Amount under the Credit Agreement (the "Parade Reduction") shall be in addition to (and not in satisfaction of) any required reductions in the Aggregate
              Commitment Amount pursuant to the terms of the Credit Agreement (including the SCOA Reduction).

     A breach of any of the foregoing covenants shall be an Event of Default for all purposes of the Credit Agreement.

              5. Effective Date. This Agreement shall become effective on the date (the "Effective Date") as of which the Agent notifies each of the parties hereto in writing that it shall have received the following documents, each of which shall be satisfactory to it in form and substance:

                      (a) copies of this Agreement duly executed and delivered by each of the Borrower, Guarantors and Majority Banks; and

                      (b) such other documents relating to the matters contemplated hereby as the Agent or its counsel may reasonably request.

              6. Miscellaneous. Except as expressly herein provided, the Credit Agreement and all other operative Documents and Financing Agreements shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in


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     accordance with, the law of the Commonwealth of Massachusetts.


              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
                                       JBI, INC.


                                       By     /s/Philip Rosenberg
                                            Name:      Philip Rosenberg
                                            Title:     Executive Vice President


                                       J. BAKER, INC.


                                       By     /s/Philip Rosenberg
                                             Name:      Philip Rosenberg
                                             Title:     Executive Vice President

                                       FLEET NATIONAL BANK,
                                       for itself and as Agent


                                       By     /s/Gerald G. Sheehan
                                             Name:      Gerald G. Sheehan
                                             Title:     Asst. Vice President


                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By     /s/Thomas F. Farley, Jr.
                                             Name:      Thomas F. Farley, Jr.
                                             Title:     Director


                                       FLEET BANK, N.A. (formerly "NatWest Bank
                                             N.A.")


                                       By     /s/Gerald G. Sheehan
                                             Name:      Gerald G. Sheehan
                                             Title:     Asst. Vice President

                                       BANK HAPOALIM B.M.


                                       By     /s/Conrad Wagner
                                             Name:      Conrad Wagner
                                             Title:     First Vice President

                                       By     /s/Laura A. Raffa
                                             Name:      Laura Anne Raffa
                                             Title:     First Vice President and
                                                        Corporate Manager


                                       NATIONAL CITY BANK OF COLUMBUS


                                       By     /s/Michael J. Durbin
                                             Name:      Michael J. Durbin
                                             Title:     Corporate Loan Officer


                                       STANDARD CHARTERED BANK


                                       By     /s/David D. Cutting
                                             Name:      David D. Cutting
                                             Title:     Senior Vice President


                                       By     /s/Leonardo A. Tee
                                             Name:      Leonardo A. Tee
                                             Title:     Vice President


                                       CITIZENS BANK OF MASSACHUSETTS


                                       By     /s/Patrick C. Joyce
                                             Name:      Patrick C. Joyce
                                             Title:     Vice President








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                                       THE YASUDA TRUST AND BANKING COMPANY,
                                       LTD.


                                       By     /s/Makoto Tagawa
                                             Name:      Makoto Tagawa
                                             Title:     Deputy General Manager


We hereby acknowledge, consent and agree to the terms of the foregoing Agreement and confirm that our obligations under the Guarantee and the Pledge Agreement shall remain unchanged and in full force and effect.

Dated:  February 27, 1997

SPENCER COMPANIES, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President

SPENCER NO. 301 CORP.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President

JBI HOLDING CO., INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President


TCMB&T, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President

WGS CORP.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President

TCM HOLDING COMPANY, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President


MORSE SHOE, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President

BUCKMIN, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President


ELM EQUIPMENT CORP.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President


JARED CORPORATION


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President

MORSE SHOE (CANADA) LTD.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President

MORSE SHOE INTERNATIONAL, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President


ISAB, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President


WHITE CAP FOOTWEAR, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President



THE CASUAL MALE, INC.


By   /s/ Philip Rosenberg
     Name:          Philip Rosenberg
     Title:         Executive Vice President